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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 14, 2005

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                       1-31447                  74-0694415
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)


              1111 LOUISIANA
              HOUSTON, TEXAS                           77002
 (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
             (Exact name of registrant as specified in its charter)

          TEXAS                       1-3187                   22-3865106
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)

              1111 LOUISIANA
              HOUSTON, TEXAS                           77002
 (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE.

     On July 14, 2005, CenterPoint Energy, Inc.'s electric transmission and distribution subsidiary, CenterPoint Energy Houston Electric, LLC (CenterPoint Houston), received an order from the Public Utility Commission of Texas (PUC) allowing it to implement a competition transition charge (CTC) to collect approximately $570 million plus interest at an annual rate of 11.075% over 14 years. Based on the accrual of interest provided for in the CTC order, CenterPoint Houston expects that this amount will increase by approximately
$8 million per month from May 31, 2005 until the CTC is implemented. The CTC order also allows CenterPoint Houston to collect approximately $24 million of rate case expenses over three years.

     The Texas electric restructuring law provides for the PUC to conduct a "true-up" proceeding to determine CenterPoint Houston's stranded costs and certain other costs resulting from the transition to a competitive retail electric market and to provide for its recovery of those costs. In March 2004, CenterPoint Houston filed its stranded cost true-up application with the PUC. CenterPoint Houston had requested recovery of $3.7 billion, excluding interest. In December 2004, the PUC issued its final order allowing CenterPoint Houston to recover a true-up balance of approximately $2.3 billion, which included interest through August 31, 2004.

     There are two ways for CenterPoint Houston to recover the true-up balance: by issuing transition bonds to securitize the amounts due and/or by implementing a CTC. In March 2005, the PUC issued a financing order that authorized the issuance of transition bonds; however, several parties have filed appeals of that financing order and CenterPoint Houston will not be able to issue transition bonds while these appeals are pending. Prior to the appeals, it had been expected that approximately $1.8 billion in transition bonds could be issued by mid-2005 under the terms of the financing order. The CTC approved on July 14, 2005 authorizes CenterPoint Houston to impose a charge on retail electric providers to recover the portion of the true-up balance not covered by the financing order. CenterPoint Houston cannot, however, implement the CTC until the PUC takes final action on any motions for rehearing that are filed or the 20-day period for requesting a rehearing has expired.

     CenterPoint Houston is entitled to accrue a return on the true-up balance until it is fully recovered.

     The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information will not be incorporated by reference into any registration statement filed by CenterPoint Energy, Inc. or CenterPoint Houston under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this information is not intended to, and does not, constitute a determination or admission by CenterPoint Energy, Inc. or CenterPoint Houston that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of CenterPoint Energy, Inc., CenterPoint Houston or any of their affiliates.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Some of the statements in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "will", "expect" or other similar words. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results.

     Changes in the CTC order as a result of any further PUC action could cause actual results to differ materially from those expressed or implied in forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTERPOINT ENERGY, INC.

Date:  July 21, 2005                   By: /s/ James S. Brian
                                           -----------------------------------
                                           James S. Brian
                                           Senior Vice President and
                                           Chief Accounting Officer


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTERPOINT ENERGY HOUSTON
                                       ELECTRIC, LLC

Date:  July 21, 2005                   By: /s/ James S. Brian
                                           -----------------------------------
                                           James S. Brian
                                           Senior Vice President and
                                           Chief Accounting Officer